Exhibit J(1)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement No. 33-73824 on Form N-1A of the MassMutual Institutional Funds, of our reports dated February 8, 2002 appearing in the Annual Reports to Shareholders of MassMutual Prime Fund, MassMutual Short-Duration Bond Fund, MassMutual Core Bond Fund, MassMutual Diversified Bond Fund, MassMutual Balanced Fund, MassMutual Core Value Equity Fund, MassMutual Fundamental Value Fund, MassMutual Value Equity Fund, MassMutual Large Cap Value Fund, MassMutual Indexed Equity Fund, MassMutual Blue Chip Growth Fund, MassMutual Large Cap Growth Fund, MassMutual Growth Equity Fund, MassMutual Aggressive Growth Fund, MassMutual OTC 100 Fund, MassMutual Focused Value Fund, MassMutual Small Company Value Fund, MassMutual Small Cap Value Equity Fund, MassMutual Mid Cap Growth Equity Fund, MassMutual Mid Cap Growth Equity II Fund, MassMutual Small Cap Growth Equity Fund, MassMutual Small Company Growth Fund, MassMutual Emerging Growth Fund, MassMutual International Equity Fund and MassMutual Overseas Fund for the year ended December 31, 2001.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “independent accountants” in the Statement of Additional Information, which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 26, 2002